Exhibit 99(c)

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution Distribution Period	May 2023

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable June 12, 2023 to shareholders of record May 31, 2023, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2022 to October 31, 2023. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	May 2023		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.013	20%	$0.100	22%
Net Realized Short-Term Capital Gains	—	—	—	—
Net Realized Long-Term Capital Gains	0.030	46%	0.259	57%
Return of Capital (or Other Capital Source)	0.022	34%	0.096	21%

Total (per common share)	$0.065	100%	$0.455	100%

February 28, 2023
Average annual total return* on NAV for the 5 years				8.88%
Annualized current distribution rate as a percentage of NAV				9.13%
Cumulative total return on NAV for the fiscal YTD				1.61%
Cumulative fiscal YTD distributions as a percentage of NAV				3.04%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

*	Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution Distribution Period	June 2023

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable July 10, 2023 to shareholders of record June 30, 2023, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2022 to October 31, 2023. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	June 2023		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.020	30%	$0.120	23%
Net Realized Short-Term Capital Gains	—	—	—	—
Net Realized Long-Term Capital Gains	—	—	0.260	50%
Return of Capital (or Other Capital Source)	0.045	70%	0.140	27%

Total (per common share)	$0.065	100%	$0.520	100%

May 31, 2023
Average annual total return* on NAV for the 5 years				7.27%
Annualized current distribution rate as a percentage of NAV				9.52%
Cumulative total return on NAV for the fiscal YTD				-0.29%
Cumulative fiscal YTD distributions as a percentage of NAV				5.55%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

*	Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution Distribution Period	July 2023

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable August 10, 2023 to shareholders of record July 31, 2023, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2022 to October 31, 2023. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	July 2023		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.012	18%	$0.129	22%
Net Realized Short-Term Capital Gains	—	—	—	—
Net Realized Long-Term Capital Gains	0.023	35%	0.281	48%
Return of Capital (or Other Capital Source)	0.030	47%	0.175	30%

Total (per common share)	$0.065	100%	$0.585	100%

May 31, 2023
Average annual total return* on NAV for the 5 years				7.27%
Annualized current distribution rate as a percentage of NAV				9.52%
Cumulative total return on NAV for the fiscal YTD				-0.29%
Cumulative fiscal YTD distributions as a percentage of NAV				5.55%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

*	Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution Distribution Period	August 2023

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable September 11, 2023 to shareholders of record August 31, 2023, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2022 to October 31, 2023. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	August 2023		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.012	19%	$0.143	22%
Net Realized Short-Term Capital Gains	—	—	—	—
Net Realized Long-Term Capital Gains	0.053	81%	0.345	53%
Return of Capital (or Other Capital Source)	—	—	0.162	25%

Total (per common share)	$0.065	100%	$0.650	100%

May 31, 2023
Average annual total return* on NAV for the 5 years				7.27%
Annualized current distribution rate as a percentage of NAV				9.52%
Cumulative total return on NAV for the fiscal YTD				-0.29%
Cumulative fiscal YTD distributions as a percentage of NAV				5.55%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

*	Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution Distribution Period	September 2023

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable October 10, 2023 to shareholders of record September 29, 2023, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2022 to October 31, 2023. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	September 2023		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.012	19%	$0.157	22%
Net Realized Short-Term Capital Gains	—	—	—	—
Net Realized Long-Term Capital Gains	0.019	29%	0.358	50%
Return of Capital (or Other Capital Source)	0.034	52%	0.200	28%

Total (per common share)	$0.065	100%	$0.715	100%

August 31, 2023
Average annual total return* on NAV for the 5 years				5.97%
Annualized current distribution rate as a percentage of NAV				9.81%
Cumulative total return on NAV for the fiscal YTD				-0.98%
Cumulative fiscal YTD distributions as a percentage of NAV				8.18%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

*	Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution Distribution Period	October 2023

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable November 10, 2023 to shareholders of record October 31, 2023, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2022 to October 31, 2023. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	October 2023		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.007	10%	$0.164	21%
Net Realized Short-Term Capital Gains	0.002	3%	—	—
Net Realized Long-Term Capital Gains	0.043	67%	0.405	52%
Return of Capital (or Other Capital Source)	0.013	20%	0.211	27%

Total (per common share)	$0.065	100%	$0.780	100%

August 31, 2023
Average annual total return* on NAV for the 5 years				5.97%
Annualized current distribution rate as a percentage of NAV				9.81%
Cumulative total return on NAV for the fiscal YTD				-0.98%
Cumulative fiscal YTD distributions as a percentage of NAV				8.18%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

*	Simple arithmetic average of each of the past five annual returns.